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                                                                    Exhibit 3.14


                                    BY-LAWS

                                       OF

                       SUPERMARKET CIGARETTE SALES, INC.

                               Section 1. OFFICES

      1.1 The principal office shall be located at 407 Pride Avenue, Hammond, Louisiana 70401.

      1.2 The corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                       Section 2. SHAREHOLDERS' MEETINGS

      2.1 Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

      2.2 The annual meeting of the shareholders shall be held on such date and time as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

      2.3 Special meetings of the shareholders, for any purpose or purposes, may be called by the President or Board of Directors. At any time, upon the written request of any two directors or of any shareholder or shareholders holding in the aggregate one-fifth of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.

      2.4 Except as otherwise provided in Section 2.3 hereof, or by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose
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of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.

      2.5 At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

      2.6 Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum at all meetings of the shareholders.

      2.7 When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

      2.8 At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. The aforesaid proxy need not be a shareholder of the corporation. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the time of the said meeting or on the record date for the determination of shareholders entitled to vote at the said meeting is the Board of Directors shall have fixed such a record date. Except as the Board may provide otherwise, if no record date is fixed for the purpose of determining shareholders (a) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose.


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      2.9 Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

      2.10 The shareholders present or represented at a duly organized meeting shall constitute a quorum and may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.6 of these By-laws, or the refusal of any shareholders present to vote.

      2.11 If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in
Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

                              Section 3. DIRECTORS

      3.1 All of the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by a Board of Directors of three natural persons. The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders. The directors shall be elected at the annual meeting of the shareholders and shall hold office for one year and until their successors are chosen and have qualified. No director need be a shareholder.

      3.2 The remaining directors, even though not constituting a quorum, may, by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) for an unexpired term, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.


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                      Section 4. COMPENSATION OF DIRECTORS

      4.1 Directors as such, shall receive such salary for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                        Section 5. MEETINGS OF THE BOARD

      5.1 The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

      5.2 The first meeting of each newly elected Board shall be held immediately following the annual shareholders' meeting and at the same place as the annual meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

      5.3 Regular meetings of the Board may be held, upon five days' written notice from the President or the Secretary at such time and place either within or without the State of Louisiana as shall from time to time be determined by the Board, provided that notice of such determination shall be given to all Directors. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

      5.4 Special meetings of the Board may be called by the President on two days' notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors and if the President and Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days' written notice given to each director.

      5.5 A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.


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      5.6 If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.5 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section
5.5 hereof or the refusal of any director present to vote.

      5.7 Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

      5.8 Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

                       Section 6. COMMITTEES OF THE BOARD

      The Board may designate one or more committees, each committee to consist of two or more of the directors of the corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board or the By-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each such committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

                       Section 7. REMOVAL OF BOARD MEMBER

      The shareholders, by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may

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forthwith at such meeting proceed to elect a successor for the unexpired term.
Whenever the holders of the shares of any class or series or of any obligations are entitled to elect one or more directors, the provisions of this Section 7 shall apply, in respect of the removal of a director or directors so elected, and the election of a successor or successors, to the vote of the holders of the outstanding shares of that class or series or of those obligations and not to the vote of the outstanding shares as a whole. If a director has been elected by the exercise of the privilege of cumulative voting, such director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted in his favor at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

                               Section 8. NOTICES

      8.1 Any written notice required or permitted by law, the Articles of Incorporation or the By-laws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director when such notice is served upon such shareholder or director or two business days after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address, whichever is earlier.

      8.2 Whenever any notice is required to be given by law, the Articles of Incorporation or the By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              Section 9. OFFICERS

      9.1 The officers of the corporation shall be chosen by the directors and shall be a President, a Secretary and a Treasurer. The directors may elect one or more Vice Presidents. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

      9.2 The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.


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      9.3 The officers of the corporation shall hold office at the pleasure of the Board of Directors.

      9.4 The president shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation. If a Chairman of the Board of Directors has not been elected, the President, if a director, shall preside at all meetings of the Board.

      9.5 The Vice-Presidents (if any) in the order specified by the Board or, if not so specified, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

      9.6 The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, if any, and affix the same to any instrument requiring it.

      9.7 The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and the Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                               Section 10. STOCK

      10.1 Certificates. The certificates for each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate


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of stock shall be signed by the President or a Vice-President and the Treasurer
or the Secretary. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile.

      10.2 Missing Certificates. The officers of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the Board, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as such officers shall require and/or give the corporation a bond in such sum as they may deem appropriate as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      10.3 Transfers. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                   Section 11. DETERMINATION OF SHAREHOLDERS

      11.1 Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.


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      11.2 Registered Shareholders. Except as otherwise provided by law, the corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by any actual or constructive notice which the corporation, or any of its directors, officers or agents, may have to the contrary.

                           Section 12. MISCELLANEOUS

      12.1 Dividends. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

      12.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      12.3 Fiscal Year. The Board of Directors may adopt for and on behalf of the corporation a fiscal or a calendar year.

      12.4 Seal. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

      12.5 Gender. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

                          Section 13. INDEMNIFICATION

      The Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, and may procure insurance on behalf of its officers, directors, employees and agents to the full extent permitted by
Section 83 of the Louisiana Business Corporation Law, as amended.


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                             Section 14. AMENDMENTS

      These By-laws may be amended or repealed by the Board of Directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of shareholders.


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